KEYSTONE GOVERNMENT SECURITIES FUND


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 14, 1997



         The undersigned, revoking all Proxies heretofore given, hereby appoints George Bissell, Albert Elfner, or Rosemary Van Antwerp or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone Government Securities Fund (the "Government Securities Fund") that the undersigned is entitled to vote at the special meeting of shareholders of the Government Securities Fund to be held at 3:00 p.m. on Monday, July 14, 1997 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

         To approve an Agreement and Plan of Reorganization whereby Evergreen US Government Fund will (i) acquire all of the assets of the Government Securities Fund in exchange for Shares of Evergreen US Government Fund; and (ii) assume the [______________] liabilities of the Government Securities Fund, as substantially described in the accompanying Prospectus/Proxy Statement.





_____FOR                      _____AGAINST                      _____ABSTAIN

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE GOVERNMENT SECURITIES FUND.

THE BOARD OF TRUSTEES OF THE GOVERNMENT SECURITIES FUND RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS THEREOF.


                      NOTE: PLEASE SIGN EXACTLY AS YOUR
                      NAME(S) APPEAR ON THIS CARD.

                      Dated:                                          , 1997

                      Signature(s):

                      Signature (of joint  owner,
                        if any):



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.